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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Pulte Homes, Inc. 2000 Stock Incentive Plan for Key Employees of our report dated January 22, 2001, with respect to the consolidated financial statements and schedule of Pulte Homes, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Detroit, Michigan                                    /s/ Ernst & Young LLP
July 27, 2001                                        ERNST & YOUNG LLP